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                                                                   Exhibit 10.49

                           SOFTWARE LICENSE AGREEMENT

     This Software License Agreement (the "Agreement") is entered into as of May 5, 2004 between the following two parties in Beijing.

The Licensor:    Hurray! Times Communications (Beijing) Ltd.
Legal Address:   No.B07, Floor B, Tong Heng Plaza, No.4 Huayuan Road,
                 Haidian District, Beijing

The Licensee:    Beijing Cool Young Information Technology Co., Ltd.
Legal Address:   Room 318, Floor 3, No.12, Fuxing Road, Haidian District,
                 Beijing

     WHEREAS, the Licensor, a wholly-owned foreign enterprise registered in Beijing under the laws of the People's Republic of China (the "PRC"), owns the copyright of the software described in Appendix 1;

     WHEREAS, the Licensee, a limited liability company registered in Beijing under the laws of the PRC, is licensed by competent governmental authorities to operate the business of value-added telecommunications services;

     WHEREAS, the Licensor desires to license the rights to use the software provided under this Agreement to the Licensee in accordance with the terms and conditions set forth herein, and the Licensee wishes to accept the license in accordance with the terms and conditions set forth herein;

     NOW THEREFORE, the parties agree as follows:

1.   Grant of License

1.1  Softwares License

     According to the terms and conditions hereinafter set forth, the Licensor agrees to grant a license to the Licensee to use the software provided under this Agreement (as listed in Appendix 1, hereinafter the "Software"), and the Licensee accepts the license to use the Software. The license hereunder is non-exclusive.

1.2  Territory

     1.2.1 The use of the Software granted by the Licensor to the Licensee extends only to the scope of the business operated by Licensee relating to the value-added telecommunications services operated by the Licensee. The Licensee agrees

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          that it will not otherwise directly or indirectly use, or authorize others to use the Software, unless this Agreement provides to the contrary.

     1.2.2 The license hereby granted extends only to the PRC. The Licensee agrees that it will not directly or indirectly use, or authorize others to use the Software in any other area.

2.   Terms of Payment

     The Licensee agrees to pay to the Licensor a license fee and the details of the license fee, the calculation method, and the form of payment are set forth in Appendix 2.

3.   Goodwill

     The Licensee recognizes the value of the goodwill associated with the Software, and acknowledges that the Software and all intellectual property rights therein and goodwill pertaining thereto shall be solely owned by the Licensor, and that the Software has a secondary meaning in the mind of the public.

4.   Confidentiality

     4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting licensing of the Software from the Licensor (collectively the "Confidential Information"). Upon termination of this Agreement, the Licensee shall, at the Licensor's request, return all and any documents, information or software containing any of such Confidential Information to the Licensor or destroy it and delete the Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor's prior written consent.

     4.2 Section 4.1 shall survive any amendment, expiration or termination of this Agreement.

5.   Representations and Warranties

     5.1  The Licensor represents and warrants as follows:

          5.1.1 the Licensor is a company duly registered and validly existing under the laws of the PRC;

          5.1.2 the Licensor, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any other third party and

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               government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

          5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;

          5.1.4 the Licensor has the copyright and ownership of the Software.

     5.2  The Licensee represents and warrants as follows:

          5.2.1 the Licensee is a company duly registered and validly existing under the laws of the PRC and is licensed by the relevant PRC government authority to engage in the business of providing information services in respect of value-added telecommunications services;

          5.2.2 the Licensee executes and performs this Agreement within its corporate authority and business scope, and it has obtained all necessary consents and approvals of any other third party and government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

          5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

6.   The Licensor's Rights of Licensing and Protection of the Licensor's Rights

     6.1 The Licensee agrees that it will not during the term of this Agreement, or thereafter, question the license right or any other rights of the Licensor in and to the Software or question the validity of this license or otherwise take or fail to take any action that impairs such rights or license.

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Software. In the event any third party lodges a claim concerning the Software, the Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes the Software, the Licensee shall notify the Licensor in writing of any infringements or imitations by others of the Software which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

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     6.3  The Licensee further agrees to use the Software only in accordance with this Agreement and shall not use the Software in any way which, in the opinion of the Licensor, is deceptive, misleading or in any way damages the Software or the reputation of the Licensor.

7.   Quality

     The Licensee shall use its reasonable best efforts to improve the quality of its business, in order to protect and enhance the reputation of the Software.

8.   Promotion Materials

     In all cases where the Licensee uses promotional materials relevant to the Software, the production cost of such materials shall be borne by the Licensee. All copyrights or other intellectual property rights of such materials concerning the Software shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to promote or advertise any of the Software on radio, television, newspapers, magazines, the Internet or other media without the prior written consent of the Licensor.

9.   Effective Date and Term

     9.1 This Agreement has been duly executed as effective on the date first set forth above. The term of this Agreement is ten (10) years unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every 3 months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

     9.2 This Agreement may be extended for one year if the Licensor gives the Licensee its written consent of the extension of this Agreement before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

10.  Record Filing

     Within three (3) months after the execution of the Agreement, the Licensor shall make a record filing of a copy of this Agreement to the relevant software administration authority of China.

11.  Termination

     11.1 Termination or Expiration.

     This Agreement shall expire on the earlier of the termination date or the date when the Licensor's right of licensing the Software under this Agreement is terminated,

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     unless this Agreement is extended as set forth above.

     11.2 Early Termination

     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including, without limitation to Sections 6.1, 6.2 and 6.3 of this Agreement and fails to rectify its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     During the term of this Agreement, the Licensor may terminate this Agreement at any time by a written notice to the Licensee, and the termination shall be effective 30 days after the termination notice is delivered.

     11.3 Survival.

     Articles 3, 4, 6, 15 and 16 shall survive after the termination of this Agreement.

12.  Force Majeure

     12.1 Force Majeure shall refer to any event that is beyond the party's reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the release without delay.

     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

13.  Notices

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant

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party or parties set forth below.

Licensor:   Hurray! Times Communications (Beijing) Ltd.
Address:    No.B07, Floor B, Tong Heng Plaza, No.4 Huayuan Road,
            Haidian District, Beijing

Licensee:   Beijing Cool Young Information Technology Co., Ltd.

Address: Hua Ao Center, Block 3, Apt. 9E, Zizhuyuan Road, Haidian District, Beijing

14.  Assignment or Sublicense

     This Agreement and all the rights and obligations licensed by the Licensor to the Licensee shall not be assigned, leased, pledged, sublicensed, or otherwise transferred the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

15.  Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party ask for consultation, each party can submit such dispute to the China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

16.  Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

17.  Amendment and Supplement to the Agreement

     Any amendment and supplement of this Agreement shall come into force if in writing and signed by both parties. The amendment and supplement duly executed by both parties shall form a part of this Agreement and shall have the same legal effect as this Agreement.

18.  Severability

     Any provision of this Agreement which is invalid or unenforceable due to conflict of

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relevant laws in a jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in that jurisdiction, without affecting in any way the legal effect of remaining provisions hereof.

19.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

20.  Others

     This Agreement shall be executed in Chinese in duplicate.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

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     Software License Agreement

     (No Text on This Page)


By: /s/ Xiang Songzuo
    ------------------------------------
Licensor : Hurray! Times Communications (Beijing) Ltd.

Representative: Xiang Songzuo


By: /s/ Wei Hongbin
    ------------------------------------
Licensee: Beijing Cool Young Information Technology Co., Ltd.

Representative: Wei Hongbin

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                                   Appendix 1

                              List of the Software

1.   HS-VASPro

2.   Unlimited Sky Game Software V 1.0

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                License Fee Calculation Method and Payment Method

The Licensee shall pay a License fee of RMB1000 per year to the Licensor. Based on Party A's sole decision, the Licensor may decide to exempt the Licensee's license fee.

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